EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form 10 of our report dated March 11, 2019, of GD Acquisition Group, Inc. relating to the audit of the financial statements for the year ended December 31, 2018 and the period from December 26, 2017 (Inception) through December 31, 2017 and the reference to our firm under the caption “Experts” in the Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

March 11, 2019